AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  -------------
                          PROFESSIONAL DETAILING, INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                                22-3562897
(State or Other Jurisdiction                                (I.R.S. Employer
  of Incorporation or                                        Identification
     Organization)                                               Number)

                              10 Mountainview Road
                      Upper Saddle River, New Jersey 07458
                                 (201) 258-8450
               (Address, including zip code, and telephone number,
             including area code, of Registrant's executive offices)
                          -----------------------------
                          PROFESSIONAL DETAILING, INC.
                             1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                              Charles T. Saldarini
                          Professional Detailing, Inc.
                              10 Mountainview road
                      Upper Saddle River, New Jersey 07458
                                 (201) 258-8450
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all correspondence to:

                              Kenneth S. Rose, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                          New York, New York 10022-2605
                          Telephone No. (212) 838-5030
                             Fax No. (212) 838-9190
                              --------------------

=====================================================================================
                                              Proposed
                                               Maximum      Proposed
                                               Offering      Maximum       Amount of
      Title of Securities      Amount to be   Price per     Aggregate    Registration
       to be Registered       Registered (1)    Share    Offering Price       Fee
-------------------------------------------------------------------------------------
Common Stock (par value $.01
per share) issuable pursuant  750,000 Shares     (2)     $13,754,568(2)  $4,057.60(2)
to options granted or to be
granted under the 1998 Stock
Option Plan (the "Option
Plan")
-------------------------------------------------------------------------------------
=====================================================================================

      (1) Plus such additional shares as may be made available in and to adjust to a change in capitalization.

      (2) Estimated in accordance with rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon (a) the exercise price for shares underlying Options granted under the 1998 Stock Option Plan (the "Plan"), and
(b) the average of the high and low sales prices reported on the Nasdaq National Market on August 10, 1998, with respect to shares available for grant under the Plan.

================================================================================

                          PROFESSIONAL DETAILING, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants of the Plans as specified by Rule 428 under the Securities Act of 1933, as amended (the "securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8 such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PROSPECTUS

                                 750,000 Shares
                          PROFESSIONAL DETAILING, INC.
                          Common Stock, $.01 Par Value
                                ----------------

      This Prospectus may be used by certain persons (the "Selling Stockholders") who may be deemed to be affiliates of Professional Detailing, Inc., a Delaware corporation (the "Company"), to sell shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), which have been acquired or will be acquired by the Selling Stockholders pursuant to the exercise of all or any portion of certain stock options granted pursuant to the Company's 1998 Stock Option Plan (the "Option Plan"), or of certain options granted to consultants and agents of the Company (the "Consultant Options"), (the Option Plan and Consultant Options are referred to together as the "Plans"). It is anticipated that the Selling Stockholders will offer Shares for sale at prevailing prices on the Nasdaq National Market or on a principal Stock Exchange or other National Market Quotation System on the date of sale. All proceeds from any sale of such Shares will inure to the benefit of the Selling Stockholders. The Company will receive none of the proceeds from the sale of the Shares which may be offered hereby, but may receive funds upon the exercise of stock options pursuant to which the Selling Stockholders will acquire the Shares covered by this Prospectus, which funds, if any, will be used by the Company for working capital. All expenses of the registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

                        ---------------------------------

            THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                          See "Risk Factors" at page 7.

                        ---------------------------------

      The Common Stock is traded over-the-counter and is quoted through the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on the National Market System ("NMS") under the symbol "PDII". On August 10, 1998 the last sales price of the Shares on the Nasdaq NMS was $25 1/4.

                     --------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 12, 1998.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.

No action has been or will be taken in any jurisdiction by the Company or the Selling Stockholders that would permit a public offering of the Shares or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Selling Stockholders to inform themselves about and to observe any restrictions as to the offering of the Shares and the distribution of this Prospectus.

                              AVAILABLE INFORMATION

      The Company is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission by the Company may be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy statements and other information may also be obtained from the web site that the Commission maintains at http://www.sec.gov. Copies of these materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices in Washington, D.C., set forth above.

      The Company has filed a Registration Statement (including all amendments and supplements thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the Shares offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits filed therewith, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of such documents are not necessarily complete and, in each instance, reference is made to the Registration Statement or to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto can be obtained upon payment of a fee prescribed by the Commission or may be inspected free of charge at the public reference facilities and regional offices referred to above.

                           REPORTS TO SECURITY HOLDERS

      The Company intends to furnish to its stockholders annual reports containing audited financial statements. In addition, the Company is required to file periodic reports on Forms 8-K, 10-Q and 10-K with the Commission and make such reports available to its stockholders.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

      1. The Company's prospectus filed with the Commission on May 20, 1998 pursuant to Rule 424(b) under the Securities Act.

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

      Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Professional Detailing, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458, Attention: Bernard C. Boyle, Chief Financial Officer.

                                   THE COMPANY

      The Company was organized in February 1998 under the laws of Delaware and is the successor to Professional Detailing, Inc., a New Jersey corporation, organized in March 1988. Its principal executive office is located at 10 Mountainview Road, Upper Saddle River, New Jersey 07458, telephone number (201) 258-8450.

                           FORWARD-LOOKING STATEMENTS

      Certain statements made in or incorporated by reference to this Registration Statement are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements made in or incorporated by reference to this Form are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based, in part, on assumptions involving the growth and expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements made in or incorporated by reference to this Form will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements made in or incorporated by reference to this Form, particularly in view of the Company's early stage of operations, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                  RISK FACTORS

      An investment in the Shares offered hereby involves a high degree of risk. Prospective investors should carefully consider, among other things, the risk factors contained in the Company's Registration Statement on Form S-1 (No. 333-46321) which is incorporated herein by reference before a decision is made to purchase any Shares.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders, but may receive funds upon the exercise of stock options pursuant to which the Selling Stockholders will acquire Shares covered by this Prospectus, which funds, if any, will be used by the Company for working capital.

                               RECENT DEVELOPMENTS

Initial Public Offering

      On May 19, 1998, the Company completed an initial public offering of 2,800,000 shares of Common Stock at a price of $16.00 per share.

                              SELLING STOCKHOLDERS

      The Shares covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who may acquire such Shares pursuant to the exercise of stock options granted under the Plans. The Selling Stockholders named on the following table may resell all, a portion, or none of the Shares that they acquire pursuant to the exercise of stock options under the Plans.

      Key employees deemed to be "affiliates" of the Company who acquire registered Shares under the Plans may be added to the Selling Stockholders listed below from time to time, either by means of a post-effective amendment hereto or by use of a prospectus filed pursuant to Rule 424(c) under the Securities Act. An "affiliate" is defined in Rule 144 under Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company".

      The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by each of the Selling Stockholders as of August 10, 1998:

           Name of                                                               Percentage of
     Selling Stockholder                         Number of    Common Stock to    Common Stock
      and Position with            Shares       Shares that      be Owned         Owned After
         the Company            Owned (1)(2)    May Be Sold  After the Offering  The Offering
         -----------            ------------    -----------      ----------     ------------
                                                                                     (3)
                                                                                     ---
Bernard C. Boyle
  Executive Vice President,        27,992         27,992             0                *
  Chief Financial Officer,
  Secretary and Treasurer

Steven K. Budd
  Executive Vice President         39,189         39,189             0                *
  and Chief Operating Officer

-------------------------

*     Less than 1%

(1) Includes shares of Common Stock subject to options which have not yet vested and therefore are not exercisable within 60 days of the date hereof, although such shares are not "beneficially" owned within the meaning of Section 13(d) of the Exchange Act.

(2) The Selling Stockholder has entered into a "lock-up" agreement with Morgan Stanley pursuant to which he has agreed not to sell any shares of Common Stock prior to November 15, 1998.

(3) Based upon 10,684,562 shares of Common Stock outstanding as of August 5, 1998 plus, in the case of each Selling Stockholder, assuming that all shares covered by this Prospectus are sold and that no additional shares are purchased or sold by any Selling Stockholder.

                          PROFESSIONAL DETAILING, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

      (1) The Company's prospectus filed with the Commission on May 20, 1998 pursuant to Rule 424(b) under the Securities Act.

      (2) The description of the common stock of the Company, $.01 par value, (the "Common Stock") which is registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form 8-A filed with the Commission on May 13, 1998 which incorporates by reference the description of the Common Stock contained in the Registration on Form S-1 (No. 333-46321) (originally filed February 13, 1998), as amended, including any amendment or report filed for the purpose of updating such description of the Common Stock contained in the Form S-1 is also incorporated by reference.

      Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Professional Detailing, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458, (201) 258-8450 Attention: Bernard C. Boyle, Chief Financial Officer.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the securities offered hereby will be passed upon for the Company by Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022. Members of, counsel to and employees of the firm own in the aggregate 15,600 shares of Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 145 of the Delaware General Corporation Law grants to the Company the power to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

      The Company's certificate of incorporation provides as follows:

      "ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      TWELFTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers mentioned in this Article Twelfth. Notwithstanding the indemnification provisions throughout the Certificate of Incorporation, the Corporation shall not be obligated, contractually or otherwise, to indemnify its directors and officers with respect to proceedings initiated or brought by any officer or director and not by way of defense, or, for any amounts paid in settlement of any proceeding against any officer or director, without the prior written consent of the Company.

      (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable

ITEM 8. INDEX TO EXHIBITS

Exhibit No.      Description
-----------      -----------

4.1              Specimen Stock Certificate*

4.2              1998 Stock Option Plan of the Registrant*

5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to the validity of the securities covered by the Registration Statement.

23.1             Consent of PricewaterhouseCoopers LLP

23.2             Consent of Morse, Zelnick, Rose & Lander, LLP (included in
                 Exhibit 5.1)

24               Power of Attorney (included in signature page)

-------------

* Incorporated by reference to the Company's Registration Statement on Form S-1 No. 333-46321.

ITEM 9. UNDERTAKINGS

      A. The undersigned Registrant will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this 10th day of August, 1998.

                                     PROFESSIONAL DETAILING, INC.

                                     By: /s/ Charles T. Saldarini
                                        ----------------------------------------
                                         Charles T. Saldarini
                                         President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles T. Saldarini, Kenneth S. Rose, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 10, 1998.

Signatures                     Title
----------                     -----


/s/ John P. Dugan              Chairman of the Board
---------------------------
John P. Dugan


/s/ Charles T. Saldarini       President, Chief Executive
---------------------------    Officer and Director
Charles T. Saldarini


/s/ Bernard C. Boyle           Chief Financial Officer
---------------------------
Bernard C. Boyle


/s/ Gerald J. Mossinghoff      Director
---------------------------
Gerald J. Mossinghoff


/s/ John M. Pietruski          Director
---------------------------
John M. Pietruski


/s/ Jan Martens Vecsi          Director
---------------------------
Jan Martens Vecsi